ARTICLES OF AMENDMENT

ARTICLE I

OFFICES

The principal office of the Corporation in shall be located at.  The registered office of the Corporation shall be located 12 Daniel Rd East, Fairfield NJ 07004, whereby the registered agent shall be Cloud Peak Law, LLC.  The Corporation may have other offices as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE II

SHAREHOLDERS

SECTION 1. Annual Meeting.

The annual meeting of the shareholders shall be held on the 15th day in the month of February in each year, beginning with the year 2026, at the hour of 14:00 EST for the purpose of electing Directors and or for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday and or fall on a weekend, such meeting shall the held on the next succeeding business day.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as conveniently may be.

SECTION 2. Special Meeting.

Special meeting of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President at the request of the holders of not less than percent (51%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

SECTION 3. Place of Meeting.

The Board of Directors may designate any place, either within or without the State of Wyoming, unless otherwise prescribed by statute, as the place of meeting for any annual meeting or for any special meeting.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Florida, unless otherwise prescribed by statute, as the place for holding of such meeting.  If no designation is made, the place of meeting shall be the principal office of the Corporation.

SECTION 4. Notice of Meeting.

Written notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall unless otherwise prescribed by statute, be delivered not more than three (3) nor less than thirty (30) days before the date of the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the Mail. Addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid.

SECTION 5. Voting List.

The officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of shareholders or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. Such list shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting for the purposes thereof.

SECTION 6. Quorum.

A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

SECTION 7. Proxies.

At all meetings of shareholders, a shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the Corporation before or at the time of the meeting. A meeting of the Board of Directors may be had by means of a telephone conference or similar communications equipment by which all persons participating in the meeting can hear each other, and participation in a meeting under such circumstances shall constitute presence at the meeting.

SECTION 8. Voting of Shares.

Each outstanding Preferred “A” Class share entitled to vote shall be entitled to one hundred (100) votes upon each matter submitted to a vote at a meeting of shareholders.

ARTICLE III

STOCK OF THE CORPORATION

The amount of the total capital stock the Corporation is authorized to issue is Two Billion (2,000,000,000) shares consisting of:

•One Hundred Million (100,000,000) shares of common stock, par value $0.00001 per share (“Common Stock”),

•Five Hundred Million (500,000,000) shares of preferred “A” stock, par value $0.01 per share (“Preferred “A” Stock”),

•Four Hundred Million (400,000,000) shares of preferred “B” stock, par value $0.001 per share (“Preferred “B” Stock”), and

•One Billion (1,000,000,000) shares of preferred “M” stock, par value $0.0001 per share (“Preferred “M” Stock”).

Except as otherwise provided by law, the shares of stock of the Corporation, regardless of class, may be issued by the Corporation from time to time in such amounts, for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the “Board”) may from time to time determine. The designations of the Preferred Stock and the powers, preferences, qualifications, limitations or restrictions, and relative rights thereof shall be as follows:

SECTION 1. Preferred “A” Stock.

Authorized Shares: The total number of Preferred “A” Stock which the Corporation shall have authority to issue is Five Hundred Million (500,000,000) shares with a par value of $0.01.

Issuance of Preferred Stock: The Board of Directors is hereby authorized from time to time, without stockholder action, to provide for the issuance of Preferred “A” Stock in one or more series not exceeding in the aggregate the number of Preferred “A” Stock authorized by these Articles of Incorporation, as amended from time to time; and to determine with respect to each such series the voting powers, if any (which voting powers, if granted, may be full or limited), designations, preferences, and relative, participating, option, or other special rights, and the qualifications, limitations, or restrictions relating thereto, including without limiting the generality of the foregoing:

Voting Rights: The voting rights relating to Preferred “A” Stock (which may be one hundred (100) or more votes per share or a fraction of a vote per share, which may vary over time, and which may be applicable generally or only upon the happening and continuance of stated events or conditions). The Preferred “A” Stock shall be the ONLY class of stock with voting rights, except as minimally required by applicable state law.

Dividend Rights: The rate of dividend to which holders of Preferred “A” Stock may be entitled (which may be cumulative or noncumulative).

Liquidation Rights: The rights of holders of Preferred “A” Stock of any series in the event of liquidation, dissolution, or winding up of the affairs of the Corporation.

Conversion Rights: The rights, if any, of holders of Preferred “A” Stock of any series to convert or exchange such Preferred “A” Stock of such series for shares of any other class or series of capital stock or for any other securities, property, or assets of the Corporation or any subsidiary (including the determination of the price or prices or the rate or rates applicable to such rights to convert or exchange and the adjustment thereof, the time or times during which the right to convert or exchange shall be applicable, and the time or times during which a particular price or rate shall be applicable).

Redemption: Whether or not the shares of that series shall be redeemable, and if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates, and whether any shares of that series shall be redeemed pursuant to a retirement or sinking fund or otherwise and the terms and conditions of such obligation.

Conversion Procedures: Each share of Series “A” Preferred Stock can be converted into one hundred (100) shares of Common Stock of the Company at any time at the option of the holders of the Series “A” Preferred Stock. On or before the date of conversion, the converting holder of Series “A” Preferred Stock shall surrender his or its certificate or certificates for all such shares to the Company at the place designated in such notice and shall thereafter receive certificates for the number of Common Stock to which such holder is entitled pursuant to this Section. On the date of conversion, all rights with respect to the Series “A” Preferred Stock so converted will terminate, except only the rights of the holders thereof, upon surrender of their certificate or certificates therefore, to receive certificates for the number of Common Stock into which such Series “A” Preferred Stock has been converted. If so required by the Company, certificates surrendered for conversion shall be endorsed or accompanied by written instrument or instruments of transfer, in form satisfactory to the Company, duly executed by the registered holder or by his attorneys duly authorized in writing. All certificates evidencing Series “A” Preferred Stock which are required to be surrendered for conversion in accordance with the provisions hereof shall, from and after the date such certificates are so required to be surrendered, be deemed to have been retired and cancelled and the Series “A” Preferred Stock represented thereby converted into Common Stock for all purposes, notwithstanding the failure of the holder or holders thereof to surrender such certificates on or prior to such date. As soon as practicable after the date of such conversion and the surrender of the certificate or certificates for Series “A” Preferred Stock as aforesaid, the Company shall cause to be issued and delivered to such holder, or on his or its written order, a certificate or certificates for the number of full Common Stock issuable on such conversion in accordance with the provisions hereof.

SECTION 2. Preferred “B” Stock

Authorized Shares: The total number of Preferred “B” Stock which the Corporation shall have authority to issue is Four Hundred Million (400,000,000) shares with a par value of $0.001.

Designated Uses: The Preferred “B” Stock may be issued by the Board of Directors for various corporate purposes including but not limited to:

•Capital raising from investors

•Compensation for members of the Board of Directors

•Consideration for mergers and acquisitions

•Employee equity incentive programs

•Strategic partnerships and alliances

•Any other corporate purpose as the Board of Directors may determine in its sole discretion

Voting Rights: The holders of Preferred “B” Stock shall have NO voting rights whatsoever, except as minimally required by applicable state law.

Dividend Rights: The holders of Preferred “B” Stock shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, in its sole discretion, out of funds legally available therefor. Such dividends may be cumulative or non-cumulative, as determined by the Board of Directors at the time of declaration. Any dividends on the Preferred “B” Stock shall be paid in preference to any dividends on the Common Stock.

Liquidation Rights: Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred “B” Stock shall be entitled to receive, after payment to holders of Preferred “A” Stock but before any distribution is made to the holders of Common Stock, an amount equal to the par value per share ($0.001), plus any declared but unpaid dividends.

Conversion: Each share of Preferred “B” Stock can be converted into ten (10) shares of Common Stock of the Company at any time at the option of the holders of the Preferred “B” Stock. The conversion procedures shall be the same as those specified for Preferred “A” Stock conversions. Upon conversion, all rights with respect to the Preferred “B” Stock so converted will terminate, including any rights to accrued but unpaid dividends.

Redemption: The Preferred “B” Stock may be redeemable at the option of the Board of Directors under such terms and conditions as the Board may determine, including the redemption price, timing, and procedures. The Board may establish different redemption terms for different issuances or series of Preferred “B” Stock.

Issuance Flexibility: The Board of Directors shall have the authority to issue Preferred “B” Stock from time to time in one or more series or tranches, with each issuance potentially having specific terms regarding vesting schedules, transfer restrictions, or other conditions as appropriate for the intended use (e.g., vesting periods for director compensation, lock-up periods for M&A transactions, or performance milestones for employee grants).

SECTION 3. Preferred “M” Stock (Series “M” for Tokenization)

Authorized Shares: The total number of Preferred “M” Stock which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares with a par value of $0.0001.

MANDATORY CHARACTERISTICS:

Voting Rights: The Preferred “M” Stock shall have NO voting rights whatsoever, except as minimally required by applicable state law.

Dividend Rights: The Preferred “M” Stock shall have NO rights to dividends of any kind, whether cumulative or non-cumulative.

Liquidation Rights: The Preferred “M” Stock shall have NO liquidation preference or rights whatsoever.

Redemption: The Preferred “M” Stock SHALL NOT be redeemable by the Corporation under any circumstances. Once issued, these shares are IRREVOCABLY committed and cannot be repurchased, cancelled, or otherwise reacquired by the Corporation.

Transfer Restrictions: The Preferred “M” Stock may ONLY be transferred to OTC Protocol, Inc. and its designated custodian (Empire Stock Transfer Inc.) for the purpose of tokenization. No other transfers are permitted.

Immunity to Corporate Actions: The Preferred “M” Stock shall be COMPLETELY IMMUNE to:

•All forward stock splits

•All reverse stock splits

•All stock dividends

•All recapitalizations

•Any other corporate action that would alter the number of shares

The number of Preferred “M” shares SHALL ALWAYS remain exactly 1,000,000,000 regardless of any corporate actions affecting other classes of stock.

Conversion: Each share of Preferred “M” Stock shall be convertible into Common Stock on a 1:1 basis (one share of Preferred “M” converts to one Digital Token),

Protective Conversion Triggers: The Preferred “M” Stock shall automatically trigger a DAO event where token holders can become independent upon the occurrence of any of the following events:

•Filing Chapter 7 bankruptcy by the Corporation

•SEC enforcement action against the Corporation

•Loss of Transfer Agent services

Token Exchange Prohibition: The Corporation is expressly PROHIBITED from directly exchanging Preferred “M” shares for tokens or participating in token trading of its own Preferred “M” backed tokens.

Rule 144 Provisions: Upon conversion to Common Stock, the resulting shares shall be “restricted securities” under Rule 144, with the holding period calculated from the original issuance date of the Preferred “M” shares.

SECTION 4. Common Stock

Authorized Shares: One Hundred Million (100,000,000) shares of Common Stock having a par value of $0.00001 per share.

Voting Rights: The holders of Common Stock shall have NO voting rights whatsoever, except as minimally required by applicable state law.

Dividend Rights: Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred “A” Stock, Preferred “B” Stock, or any other class of preferred stock.

Liquidation Rights: Upon any liquidation, dissolution, or winding up of the Corporation, whether voluntary or involuntary, after payment of all preferential amounts required to be paid to holders of Preferred Stock, the holders of Common Stock shall be entitled to receive all remaining assets of the Corporation available for distribution to stockholders, ratably in proportion to the number of shares of Common Stock held by them.

Preemptive Rights: The holders of Common Stock have no preemptive, subscription, redemption or conversion rights.

ARTICLE IV

BOARD OF DIRECTORS

SECTION 1. General Powers.

The business and affairs of the Corporation shall be managed by its Board of Directors.

SECTION 2. Number, Tenure and Qualifications.

The number of directors of the Corporation shall be fixed by the Board of Directors, but in no event shall be no less than two (2). Each director shall hold office until the next annual meeting of shareholders and until his successor shall have been elected and qualified.

SECTION 3. Regular Meetings.

A regular meeting of the Board of Directors shall be held on the 5th day of every quarter beginning October 2025. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without notice other than such resolution.

SECTION 4. Special Meetings.

Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) directors. The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. Notice.

Notice of any special meeting shall be given at least three (3) days previous thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the Mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any directors may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

SECTION 6. Quorum.

A majority of the number of directors fixed by Section 2 of this Article III shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors’ present may adjourn the meeting from time to time without further notice.

SECTION 7. Manner of Acting.

The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. Actions Without a Meeting.

Any action that may be taken by the Board of Directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so to be taken, shall be signed before such action by all of the directors.

SECTION 9. Vacancies.

Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, unless otherwise provided by law. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election by the Board of Directors for a term of office continuing only until the next election of directors by the shareholders.

SECTION 10. Compensation.

By resolution of the Board of Directors, each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor any action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof, or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to director who voted in favor of such action.

ARTICLE V

OFFICERS

SECTION 1. Number.

The officers of the Corporation shall be a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary, and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors, including a Chairman of the Board. In its discretion, the Board of Directors may leave unfilled for any such period as it may determine any office except those of Chief Executive Officer and Secretary. Any two or more offices may be held by the same person, except for the offices of Chief Executive Officer and Secretary, which may not be held by the same person, unless all of the issued and outstanding stock is owned by one person. Officers may be directors or shareholders of the Corporation.

SECTION 2. Election and Term of Office.

The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the shareholders, or if the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be, and each officer shall hold office until their successor shall have been duly elected and shall have qualified, or until their death, resignation, or removal in the manner hereinafter provided.

SECTION 3. Removal.

Any officer or agent may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights, and such appointment shall be terminable at will.

SECTION 4. Vacancies.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. Chief Executive Officer.

The CEO shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall in general supervise and control all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors, unless there is a Chairman of the Board in which case the Chairman shall preside. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Articles to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and in general shall perform all duties incident to the office of CEO and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. Vice President.

In the absence of the CEO or in event of his death, inability or refusal to act, the Vice President shall perform the duties of the CEO, and when so acting, shall have all the powers of and be subject to all the restrictions upon the CEO. The Vice President shall perform such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors. If there is more than one Vice President, each Vice President shall succeed to the duties of the CEO in order of rank as determined by the Board of Directors. If no such rank has been determined, then each Vice President shall succeed to the duties of the CEO in order of date of election, the earliest date having the first rank.

SECTION 7. Secretary.

The Secretary shall:

a.Keep the minutes of the proceedings of the shareholders and of the Board of Directors in one or more minute books provided for that purpose;

b.See that all notices are duly given in accordance with the provisions of these Articles or as required by law;

c.Be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized;

d.Keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder;

e.Sign with the CEO certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

f.Have general charge of the stock transfer books of the Corporation; and

g.In general perform all duties incident to the office of the Secretary and such other duties as from time to time may be assigned to him by the CEO or by the Board of Directors.

SECTION 8. Treasurer.

The Treasurer shall:

a.Have charge and custody of and be responsible for all funds and securities of the Corporation;

b.Receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article VI of these Articles; and

c.In general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to her by the CEO or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such sureties as the Board of Directors shall determine.

SECTION 9. Salaries.

The salaries of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

ARTICLE VI

INDEMNITY

The Corporation shall indemnify its directors, officers and employees as follows:

a.Every director, officer, or employee of the Corporation shall be indemnified by the Corporation against all expense and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, or any settlement thereof, whether or not he is a director, officer, employee or agent at the time such expenses are incurred, except in such cases wherein the director, officer, or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of her duties; provided that in the event of a settlement the indemnification herein shall apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation.

b.The Corporation shall provide to any person who is or was a director, officer, employee, or agent of the Corporation or is or was serving at the request of the. Corporation as a director, officer, employee or agent of the corporation, partnership, joint venture, trust or enterprise, the indemnity against expenses of suit, litigation or other proceedings which is specifically permissible under applicable law.

c.The Board of Directors may, in its discretion, direct the purchase of liability insurance by way of implementing the provisions of this Article VI.

ARTICLE VII

CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. Contracts.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 2. Loans.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. Checks, Drafts Etc..

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE VIII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the 1st day of January of each year and ending on the 31st day of December of each year.

ARTICLE IX

DIVIDENDS

The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

ARTICLE X

CORPORATE SEAL

The Board of Directors shall provide a corporate seal which shall be circular in form and shall have inscribed thereon the name of the Corporation and the State of incorporation, being Florida, and the words, “Corporate Seal”.

ARTICLE XI

WAIVER OF NOTICE

Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Articles or under the provisions of the Articles of Incorporation or under the provisions of the applicable Business Corporation Act, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XII

AMENDMENTS

These Articles may be amended by the Board of Directors at any regular or special meeting of the Board of Directors. The above Articles are certified to have been adopted by the Board of Directors of the Corporation.